                                                                      EXHIBIT 99


[DORAL FINANCIAL CORPORATION LOGO]



July 10, 2002                          FOR IMMEDIATE RELEASE
                                       ---------------------

Contact:

Richard F. Bonini                         Mario S. Levis
Senior Executive Vice President           Senior Executive Vice President
and Chief Financial Officer               and Treasurer
Tel: (212) 329-3729                       Tel: (787) 474-6709


                      DORAL FINANCIAL CORPORATION REPORTS
                                 RECORD EARNINGS
                   FOR THE SECOND QUARTER ENDED JUNE 30, 2002

         San Juan, Puerto Rico, July 10, 2002 - Doral Financial Corporation (NASDAQ: DORL), a diversified financial holding company with banking operations in the United States and Puerto Rico and the largest residential mortgage lender in Puerto Rico, reported record results for the second quarter and first half of 2002.

         Net income for the second quarter of 2002 amounted to a record $52.0 million, compared to $30.6 million for the second quarter of 2001, an increase of 70%. For the first six months of 2002, Doral Financial earned a record $98.5 million, compared to income of $58.7 million before the cumulative gain-effect of a change in accounting principle for the same period a year ago, an increase of 68%. For the second quarter of 2002 consolidated earnings per diluted share were $1.01, compared to $0.65 per diluted share a year ago, which represents an increase of 55%. For the first half of 2002, consolidated earnings per diluted share were $1.92, compared to $1.25 per diluted share before the cumulative gain-effect of a change in accounting principle for the first six months of 2001, an increase of 54%.

         Net interest income for the second quarter and first half of 2002 was $37.7 million and $73.6 million, respectively, compared to $16.6 million and $30.3 million for the same periods a year ago. The increase in net interest income reflects the positive effects of reductions in the Company's borrowing costs as well as the increase in interest earning assets.

         For the second quarter of 2002, Doral Financial's total non-interest income increased by 22% compared to the second quarter of 2001. Net gain on mortgage loan sales and fees, the main component of non-interest income, was $58.2 million for the second quarter of 2002 as compared to $45.5 million for the 2001 period. For the first half of 2002, Doral Financial's total non-interest income increased by 18% compared to the first half of 2001. Net gain on mortgage loan sales and fees was $104.2 million for the first half of 2002 compared to $91.4 million for the corresponding period a year ago.

         The volume of mortgage loan production for the second quarter of 2002 was $1.3 billion, compared to $1.1 billion for the comparable 2001 period, an increase of 18%. This is the highest mortgage production for any given quarter in the Company's history. The volume of mortgage loan production for the first half of 2002 was $2.4 billion, compared to $2.0 billion for the corresponding 2001 period, an increase of 20%. As a result of such strong production, the servicing portfolio increased to $10.7 billion as of June 30, 2002 compared to $10.0 billion as of December 31, 2001 and to $9.4 billion a year ago on June 30, 2001.

         Doral Bank, Puerto Rico (PR), which is Puerto Rico's fastest growing commercial bank, finished the first half of 2002 with $4.4 billion in assets and $1.9 billion in deposits, an increase of 26% and 27%, respectively, as compared to December 31, 2001.

         Doral Bank, New York (NY) continued its steady growth. As of June 30, 2002, Doral Bank NY had assets of $294.6 million and deposits of $237.2 million an increase of 26% and 40%, respectively, as compared to December 31, 2001.

         The Company's efficiency ratio was 34.39% and 41.11% for the quarter ended June 30, 2002 and 2001, respectively, one of the best in the financial industry.

         Mr. Salomon Levis, Chairman of the Board and Chief Executive Officer commented on the financial results by stating: "We are extremely pleased with the excellent performance experienced during the second quarter of 2002 which builds on the record performance of 2001 and further strengthens our optimism with respect to the future. I am particularly proud of Doral's excellent efficiency ratio. I would also like to emphasize that Doral's strong balance sheet and the high quality of its assets, comprised mostly of Triple A rated investments and residential mortgage loans, have been key elements in Doral's consistent performance during varying economic cycles. Additionally, Puerto Rico's residential market, which is the Company's principal market, continues to be very strong with a pent-up housing demand estimated in excess of 100,000 housing units. Home prices in Puerto Rico have been increasing gradually at a rate of 5% to 7% annually since 1977, and this trend is expected to continue in the foreseeable future. Doral's target


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

market is tax-exempt FHA/VA loans, which are insured or guaranteed by the U.S. Government, and loans to moderate and medium income families. Doral applies sound loan underwriting policies that stress low loan-to-value ratios and which have proven successful for many years. I am pleased to report that during this quarter, US Banker, the prestigious financial publication, in its May 2002 issue, designated Doral the best of the 100 largest US Banking Companies in performance ranking. This is a great honor for our customers, employees and shareholders. It is also a recognition of the Company's success in meeting its goals of providing unrivaled financial services to the people in the communities we serve in an efficient and profitable manner."

         Doral Financial's Chief Executive Officer, its Chief Financial Officer and its Treasurer are available to answer appropriate questions regarding earnings results as well as other corporate matters at any time convenient to interested participants. You are welcome to call.





FORWARD LOOKING STATEMENTS

         This press release contains certain "forward-looking statements" concerning the Company's economic future performance. The words or phrases "expect", "anticipate", "look forward" ,"should" and similar expressions are meant to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in interest rates, competitive and regulatory factors and legislative changes, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

         The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.


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



                           DORAL FINANCIAL CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (NASDAQ:DORL)
                                   (UNAUDITED)


STATEMENT OF INCOME

                                                                         QUARTER ENDED                      SIX MONTHS ENDED
                                                      --------------------------------------------    ----------------------------
                                                                 JUNE 30,               MARCH 31,              JUNE 30,
                                                      ----------------------------    ------------    ----------------------------
                                                          2002            2001            2002            2002            2001
                                                      ------------    ------------    ------------    ------------    ------------
Interest income                                       $    105,330    $     85,751    $     97,083    $    202,413    $    171,894
Interest expense                                            67,653          69,125          61,197         128,850         141,549
                                                      ------------    ------------    ------------    ------------    ------------
Net interest income                                         37,677          16,626          35,886          73,563          30,345
Provision for loan losses                                      989             981             748           1,737           2,067
                                                      ------------    ------------    ------------    ------------    ------------
Net interest income after provision for loan losses         36,688          15,645          35,138          71,826          28,278
                                                      ------------    ------------    ------------    ------------    ------------
Non-interest income:
  Net gain on mortgage loan sales and fees                  58,247          45,462          45,990         104,237          91,357
  Trading activities                                        (6,629)         (4,048)         (5,070)        (11,699)        (14,870)
  Gain (loss) on sale of investment securities               3,198            (628)          2,792           5,990           2,215
  Servicing income, net of amortization                     (2,100)          2,251           1,386            (714)          4,494
  Commissions, fees and other income                         5,043           4,391           4,511           9,554           7,887
                                                      ------------    ------------    ------------    ------------    ------------
Total non-interest income                                   57,759          47,428          49,609         107,368          91,083
                                                      ------------    ------------    ------------    ------------    ------------
Non-interest expense:
  Compensation and benefits, net                            13,698          12,506          12,851          26,549          23,608
  Taxes, other than payroll and income taxes                 1,190           1,121           1,049           2,239           2,217
  Advertising                                                2,780           2,653           2,431           5,211           4,458
  Professional services                                      1,758           1,457           1,713           3,471           2,830
  Communication and Information systems                      3,110           2,560           2,744           5,854           4,743
  Occupancy and other office expenses                        5,141           4,379           4,484           9,625           8,124
  Depreciation and amortization                              2,860           2,552           2,569           5,429           4,744
  Other, net                                                 3,463           1,026           2,787           6,250           1,926
                                                      ------------    ------------    ------------    ------------    ------------
Total non-interest expense                                  34,000          28,254          30,628          64,628          52,650
                                                      ------------    ------------    ------------    ------------    ------------
Income before income taxes                                  60,447          34,819          54,119         114,566          66,711
Income taxes                                                 8,460           4,224           7,579          16,039           8,053
                                                      ------------    ------------    ------------    ------------    ------------
Income before cumulative gain-effect
  of change in accounting principle                         51,987          30,595          46,540          98,527          58,658
Cumulative gain-effect of change in accounting
  principle, net of tax                                         --              --              --              --           5,929
                                                      ------------    ------------    ------------    ------------    ------------

NET INCOME                                            $     51,987    $     30,595    $     46,540    $     98,527    $     64,587
                                                      ============    ============    ============    ============    ============
EARNINGS PER SHARE:
    Basic:
      Income before cumulative gain-effect            $       1.03    $       0.66    $       0.92    $       1.95    $       1.27
      Cumulative gain-effect of change in
        accounting principle                                    --              --              --              --            0.14
                                                      ------------    ------------    ------------    ------------    ------------
  NET INCOME                                          $       1.03    $       0.66    $       0.92    $       1.95    $       1.41
                                                      ============    ============    ============    ============    ============
    Diluted:
      Income before cumulative gain-effect            $       1.01    $       0.65    $       0.91    $       1.92    $       1.25
      Cumulative gain-effect of change in
        accounting principle                                    --              --              --              --            0.13
                                                      ------------    ------------    ------------    ------------    ------------
  NET INCOME                                          $       1.01    $       0.65    $       0.91    $       1.92    $       1.38
                                                      ============    ============    ============    ============    ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Basic                                                 47,856,738      42,682,892      47,816,637      47,836,799      42,604,121
                                                      ============    ============    ============    ============    ============
  Diluted                                               48,587,796      43,384,166      48,558,537      48,573,508      43,276,029
                                                      ============    ============    ============    ============    ============


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


                           DORAL FINANCIAL CORPORATION
                    SELECTED BALANCE SHEET AND OPERATING DATA
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (NASDAQ:DORL)
                                   (UNAUDITED)


                                                                             AS OF
                                               --------------------------------------------------------------------
                                               JUNE 30, 2002             MARCH 31, 2002           DECEMBER 31, 2001
                                               -------------             --------------           ----------------
BALANCE SHEET DATA
Money market investments                        $ 1,142,058               $   913,455               $   548,415
Mortgage loans held-for-sale                      2,109,772                 2,086,038                 1,947,494
Trading securities, at fair value                 1,070,842                 1,018,720                   993,328
Securities held-to-maturity                         784,617                   801,305                   866,335
Securities available-for-sale                     1,130,586                   902,748                   928,179
Loans receivable, net                               720,349                   676,657                   644,113
Total Assets                                      7,921,443                 6,995,023                 6,694,283
Deposits                                          2,116,108                 1,936,061                 1,669,909
Stockholders' Equity                                941,567                   777,289                   762,120

BOOK VALUE PER COMMON SHARE                     $     14.90               $     13.64               $     13.33

LOAN SERVICING PORTFOLIO                        $10,674,000               $10,401,000               $10,006,000



                                                FOR THE QUARTER ENDED           FOR THE SIX MONTHS ENDED
                                                      JUNE 30,                          JUNE 30,
                                            ---------------------------       ----------------------------
OPERATING DATA                                  2002            2001              2002             2001
                                            -----------      ----------       -----------      -----------
Mortgage Loan Production                    $ 1,252,000      $1,051,000       $ 2,442,000      $ 1,966,000



                                               FOR THE QUARTER ENDED      FOR THE SIX MONTHS ENDED
                                                      JUNE 30,                   JUNE 30,
                                            --------------------------  ---------------------------
FINANCIAL RATIOS                              2002             2001        2002             2001
                                            ---------       ----------  ---------        ----------
Return on average assets:
  Income before cumulative gain-effect        2.74%            2.10%       2.75%            2.06%
  Net Income                                  2.74%            2.10%       2.75%            2.27%
Return on average common equity:
  Income before cumulative gain-effect       28.81%           26.94%      28.00%           26.41%
  Net Income                                 28.81%           26.94%      28.00%           29.31%
Common stock dividend payout ratio:
  Income before cumulative gain-effect       14.85%           19.23%      15.63%           18.00%
  Net Income                                 14.85%           19.23%      15.63%           16.30%
Efficiency Ratio                             34.39%           41.11%      34.63%           39.27%


                                               FOR THE QUARTER ENDED      FOR THE SIX MONTHS ENDED
                                                      JUNE 30,                   JUNE 30,
                                            --------------------------  ---------------------------
CASH DIVIDENDS PER SHARE                       2002            2001        2002             2001
                                            ---------       ----------  ---------        ----------
Common                                        $0.15           $0.125      $0.30            $0.225
Noncumulative Preferred, Series A             $0.88           $ 0.88      $1.76            $ 1.76
Noncumulative Preferred, Series B             $0.52           $ 0.52      $1.04            $ 1.04
Noncumulative Preferred, Series C             $0.16           $   --      $0.16            $   --


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